As filed with the Securities and Exchange Commission on October 31, 2001
                                                      Registration No. 333-42794



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                         Post-Effective Amendment No. 1

                                       to

                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ---------------------------------


                                KIRBY CORPORATION

             (Exact name of registrant as specified in its charter)



               Nevada                                     74-1884980
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)



                           55 Waugh Drive, Suite 1000
                              Houston, Texas 77007
          (Address of principal executive offices, including zip code)

                       -----------------------------------

              2000 DIRECTOR STOCK OPTION PLAN FOR KIRBY CORPORATION

                            (Full title of the plan)

                       ----------------------------------

                                   J. H. Pyne
                                    President
                                Kirby Corporation
                           55 Waugh Drive, Suite 1000
                              Houston, Texas 77007
                     (Name and address of agent for service)

                                 (713) 435-1000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Thomas G. Adler, Esq.
                              Jenkens & Gilchrist,
                           A Professional Corporation
                          1445 Ross Avenue, Suite 3200
                               Dallas, Texas 75202

                                EXPLANATORY NOTE

         Kirby Corporation (the "Registrant") has filed a Registration Statement on Form S-8 (Registration No. 333-42794) (the "Registration Statement") which originally registered 100,000 shares of common stock, par value $.10 per share (the "Common Stock"), of the Registrant reserved for issuance to directors of the Registrant pursuant to the 2000 Director Stock Option Plan for Kirby Corporation (the "Predecessor Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, the Registration Statement also covered an indeterminate number of additional shares of the Common Stock issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plan to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.

         The Registrant adopted the 2000 Nonemployee Director Stock Option Plan for Kirby Corporation (the "Plan") on September 26, 2000, which replaced the Predecessor Plan. No future awards will be made under the Predecessor Plan. This Post-Effective Amendment No. 1 to the Registration Statement is filed to deregister an aggregate of 100,000 shares (the "Shares") of Common Stock previously registered that remain available for future grant under the Predecessor Plan. The shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the Plan, and the associated registration fee paid by the Registrant to register shares issuable under the Predecessor Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 31, 2001.

                                    KIRBY CORPORATION


                                    By:  /s/ J. H. Pyne
                                       -----------------------------------------
                                       J. H. Pyne
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in their capacities and on the dates indicated:



                    Signature                                      Capacity                            Date
                    ---------                                      --------                            ----

*                                                      Chairman   of  the   Board   and         October 31, 2001
--------------------------------------------           Director of the Company
C. Berdon Lawrence


/s/ J. H. Pyne                                         President,      Director     and         October 31, 2001
--------------------------------------------           Principal  Executive  Officer of
J. H. Pyne                                             the Company


*                                                      Executive    Vice     President,         October 31, 2001
--------------------------------------------           Treasurer,  Assistant  Secretary
Norman W. Nolen                                        and Principal  Financial Officer
                                                       of the Company


*                                                      Vice   President,    Controller,         October 31, 2001
--------------------------------------------           Assistant      Secretary     and
G. Stephen Holcomb                                     Principal  Accounting Officer of
                                                       the Company


*                                                      Director of the Company                  October 31, 2001
--------------------------------------------
C. Sean Day


*                                                      Director of the Company                  October 31, 2001
--------------------------------------------
Bob G. Gower


                                                       Director of the Company                  October __, 2001
--------------------------------------------
Walter E. Johnson


*                                                      Director of the Company                  October 31, 2001
--------------------------------------------
William M. Lamont, Jr.


*                                                      Director of the Company                  October 31, 2001
--------------------------------------------
George A. Peterkin, Jr.


*                                                      Director of the Company                  October 31, 2001
--------------------------------------------
Robert G. Stone, Jr.


/s/ Richard C. Webb                                    Director of the Company                  October 31, 2001
--------------------------------------------
Richard C. Webb



*By:  /s/ J. H. Pyne
    --------------------------------
      J. H. Pyne
      Attorney-in-fact
